CONFIDENTIAL

EXHIBIT 10.2

PORTIONS OF THIS EXHIBIT MARKED BY AN (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

July 29, 2011

American Airlines, Inc.
Md 5675 P.O. Box 619616
DFW Airport, TX 75261-9616

Re:	Second Amended and Restated Airline Charter Associate Agreement, dated as of December 19, 2003, between Orbitz, LLC and American Airlines, Inc. (“Charter Associate Agreement”);

Orbitz Worldwide, LLC In-Kind Travel Barter letter agreement dated as of July 8, 2011, (“Travel Barter Agreement”);

ARC Agent Reporting Agreement and American Airlines, Inc. Addendum to the ARC Agent Reporting Agreement (together, “ARC Agent Reporting Agreement”); and

Orbitz Supplier Link Agreement, dated as of February 3, 2004, between American Airines, Inc. and Orbitz, LLC (“Supplier Link Agreement”)

(all of the foregoing, collectively, the “American - OWW Agreements”)

Ladies and Gentlemen:

This letter agreement (collectively with the exhibits hereto, “Letter”) sets out certain mutually beneficial understandings and agreements between the parties relating to the Agreements referenced above. As used in this Letter, “OWW” refers to Orbitz Worldwide, LLC, and “American” refers to American Airlines, Inc. Capitalized terms used in this Letter and not otherwise defined have the meanings ascribed to them in the applicable Agreement. Effective as of full execution and delivery of this Letter, OWW and American hereby agree as follows:

1.    Effective Date; Term. Subject to satisfaction of the condition that American and Travelport, L.P., and Travelports' GDS affiliates as appropriate, shall have entered into a letter agreement with certain terms for extension and amendment of existing distribution agreements (the “Contract Extensions and Amendments Letter” effective on or before July 31, 2011, this Letter shall become effective as of July 31, 2011 and shall continue through (***), 2012 (the “Term”). However, if the Contract Extensions and Amendments Letter is early terminated for any reason other than a breach by American before the end of the Term, American may, at its option, terminate this Letter on simple written notice to OWW.

2.    American - OWW Agreements. For the duration of the Term, except with respect to the (***) as described below, the American - OWW Agreements shall continue in full force and effect. Without limiting the previous sentence, American and OWW expressly agree as follows:

a.
Charter Associate Agreement. American and OWW agree not to exercise their respective rights to terminate the Charter Associate Agreement on thirty days notice for convenience under Section 6.1 of the Charter Associate Agreement with an effective termination date on or before (***), 2012. The Quarterly Rebate set forth in Section 3.2 of the Charter Associate Agreement shall not apply during the Term, and OWW shall not be required to pay American any such amounts.

b.
Travel Barter Agreement. In addition to the $(***) in barter travel deposited by AA pursuant to the Travel Barter Agreement, AA will deposit an additional $(***) upon execution of this Letter. All such barter travel funds will be available through the Term.

c.
ARC Agent Reporting Agreement. For the duration of the Term, American waives its rights to terminate OWW's ARC Agent Reporting Agreement or to otherwise terminate, suspend or restrict ticketing authority for Orbitz without cause (i.e., for convenience). For clarity, American retains the right to terminate OWW's ARC Agent Reporting Agreement or to terminate, suspend or restrict ticketing

CONFIDENTIAL

authority for specified and uncured breaches or non-compliance by OWW with the terms of the ARC Agent Reporting Agreement or American's policies and instructions binding on its authorized travel agents in general.

d.
Supplier Link Agreement. No later than July 31, 2011 (the actual date, the “(***)”), American shall not (***) OWW to, and OWW shall not, (***). American acknowledges that continuing until the (***), OWW may (***) solely for the purposes of (i) (***) and (ii) (***) for all (***). Further, American shall not be (***) to (***) on or after the day following the (***) associated with (***). Accordingly, on the day following the (***) associated with (***) by mutual agreement of American and OWW and without the need for notice or other action by the parties. As of the (***), all (***).

3.    (***)

4.    Press Releases. Neither American nor OWW may make any public announcements or statements concerning the contents of this Letter and the effects of the Agreements unless agreed by both parties beforehand. Should OWW determine in good faith that SEC reporting rules require it to make public disclosure of some aspect of this Letter or its impact on the Agreements as a publicly traded company, then OWW may make such disclosure but will give American as much advance notice of the content of the legally mandated disclosure as possible. OWW will make every reasonable effort not to disclose the Term in any such disclosure.

5.    General. This Letter shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest. In the event of a conflict between the terms and conditions of this Letter and the terms and conditions of one or more American - OWW Agreements, the terms and conditions of this Letter shall govern. This Letter may be executed by the parties in separate counterparts and each counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument. This Letter represents the entire agreement between the parties regarding its subject matter, and supersedes the provisions of all prior agreements (whether written or oral) between the parties, concerning the subject matter addressed in this Letter. If any provision of this Letter is deemed to be invalid or unenforceable in whole or in part, such provision, solely to the extent that it is invalid or unenforceable, shall be deemed struck from the Letter and shall not affect the validity or enforceability of any other provision hereof.  This Letter is governed by the laws of the State of Texas, without regard to conflict-of-law principles.

The parties have caused this Letter to be executed by the signatures of their respective authorized representatives,

Acknowledged and agreed:

ORBITZ WORLDWIDE, LLC	AMERICAN AIRLINES, INC.
/s/ Stephen C. Praven . Name: Stephen C. Praven Title: VP, Business Development	/s/ Derek DeCross . Name: Derek DeCross Title: VP, Global Sales

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